EXHIBIT 99.1

(Board of Directors Approved September 15, 2016)

CITIZENS & NORTHERN CORPORATION

GOVERNANCE AND NOMINATING COMMITTEE CHARTER

A.	Purpose

The purpose and responsibilities of the Governance and Nominating Committee include:

▪	Reviewing and monitoring compliance with corporate governance policies and practices of the Corporation’s Board of Directors (“Board”) and making recommendations to the Board with respect to such policies and practices.
▪	Identifying and bringing to the attention of the Board current and emerging corporate governance trends and issues that may affect the business operations, performance or public image of the Corporation.
▪	Reviewing and making recommendations to the Board regarding the Corporation’s responses to stockholder proposals.
▪	Reviewing periodically the Governance Principles and recommending changes to the Board.
▪	Reviewing and overseeing the Board and Director evaluation processes.
▪	Overseeing and reviewing on a periodic basis the orientation program for new Directors.
▪	Reviewing and updating the Corporation’s Insider Trading Policy.
▪	Reviewing and updating, periodically, the Corporation’s Organizational Documents (i.e., Bylaws, Articles of Incorporation, etc.)
▪	Planning and scheduling corporate governance training for Directors and corporate officers.
▪	Establishing criteria for Board member selection and retention;
▪	Identifying individuals qualified to become Board members;
▪	Recommending to the Board the individuals to be nominated and re-nominated by the Board for election as directors at a meeting of stockholders.
▪	Reviewing annually the Committee’s Performance.
▪	Annually, reviewing and re-assessing the Committee Charter and recommending to the Board for its approval any proposed changes.

B.	Structure and Membership

1.	Number. The Committee shall consist of three or more directors. The Committee may also, at its discretion, include an executive officer of the Corporation, who would serve in an ex-officio capacity.

2.	Independence. Each member of the Governance and Nominating Committee shall meet such criteria of independence as the Board of Directors may establish and such additional regulatory or NASDAQ listing requirements as the Board may determine applicable or appropriate.

3.	Chair. The Executive Committee of the Board with the Board’s approval shall designate the Chair of the Committee.

4.	Compensation. The compensation of the Committee members shall be as determined by the Board.

5.	Selection and Removal. The Board, upon the recommendation of the Executive Committee of the Board, shall appoint members of the Governance and Nominating Committee. The Board may remove members of the Governance and Nominating Committee from such Committee, with or without cause.

C.	Procedures and Administration

1.	Meetings. The Committee shall meet as often as it deems necessary in order to be perform its responsibilities. The Committee shall keep minutes and other records of its meetings, as it shall deem appropriate, which shall be submitted to the Board of Directors for review at the next immediately following regular Board meeting.

2.	Subcommittees. The Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances.

3.	Reports to the Board. The Committee shall report regularly to the Board.

4.	Independent Advisors. The Committee shall have the authority to engage such independent legal and other advisors, as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of such advisors as established by the Committee.

5.	Investigations. The Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Committee or any advisors engaged by the Committee.

D.	Selection and Nomination of Directors

1.	Selection of Director Nominees. Except where the Company is legally required by contract or otherwise to provide third parties with the ability to nominate directors, the Governance and Nominating Committee shall be responsible for (i) identifying individuals qualified to become Board members and (ii) recommending to the Board the individuals to be nominated by the Board for election as directors at a meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board.

2.	Criteria for Selecting Directors. The Committee shall establish for Board review and approval the criteria for selecting directors and reappointing directors (Appendix A). The Governance and Nominating Committee shall use such criteria to guide its director selection process.

3.	Search Firms. The Governance and Nominating Committee shall have the authority to retain and terminate any search firm to be used to identify director nominees, including sole authority to approve the search firm’s fees and other retention terms. The Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of any search firm engaged by the Committee.

Governance and Nominating Committee Charter Appendix A

Criteria for Director Selection

In evaluating candidates, the Governance and Nominating Committee shall consider such factors as knowledge, judgment, skill, diversity, business experience, the interplay or “fit” of the candidate’s experience and skill with the experience and skills of other Board members, and the extent to which the candidate would be a desirable addition to the Board and committees of the Board. Diversity in terms of personal characteristics that would reflect appropriate representation of perspective will also be considered.

Qualifications considered by the Governance and Nominating Committee in assessing director candidates include but are not limited to the following:

a.	An understanding of the business and financial affairs and the complexities of a business organization. A career in business is not essential, but the candidate should have a proven record of competence and accomplishments and should be willing to commit the time and energy necessary to fulfill the role as an effective director;

b.	A genuine interest in representing all of Citizens & Northern’s stakeholders, including the long-term interest of the shareholders;

c.	A willingness to support the Values, Mission and Vision of Citizens & Northern;

d.	An open-mindedness and resolve to independently analyze issues presented for consideration;

e.	A reputation for honesty and integrity;

f.	A high level of financial literacy (i.e., the ability to read financial statements and financial ratios, and a working knowledge and familiarity with basic finance and accounting practices);

g.	A mature confidence and ability to approach others with self-assurance, responsibly and supportively. Candidates should value Board and team performance over individual performance. Candidates should be able to raise tough questions in a manner that encourages open discussions. Additionally, a candidate should be inquisitive and curious and feel a duty to ask questions of management.

h.	The ability, capacity, and willingness to serve as a conduit of business referrals to the organization;

i.	Independence as defined by the NASDAQ Stock Market; and

j.	Experience with a business of size similar or larger than Citizens & Northern Corporation.

Once a candidate or candidates have been selected for possible nomination to a Board of Directors position, they will be contacted by the Committee Chairperson to determine their willingness to be considered for nomination. If the candidate is willing to be considered, he or she will be provided with general information about Citizens & Northern, including the Mission, Values and Vision of the organization; organizational charts and the last Annual Report 10-K and the most recent 10-Q. The Committee may, at its discretion, interview the candidate to determine the individual’s qualifications for Board membership.

Stock Ownership Requirement

Each incumbent independent director of Citizens & Northern Corporation shall be the beneficial owner of at least $200,000 in aggregate fair market value of Citizens & Northern Corporation common stock, to be measured annually by reference to the average of the high and low sales price of the stock on June 30 of each year. Each independent director who was an incumbent as of April 17, 2012 shall have five years from the date of initial adoption of this policy, or until April 17, 2017, to satisfy this minimum stock ownership objective and shall maintain such minimum stock ownership throughout his or her term as a director. Each independent director who is newly elected or appointed after April 17,2012 shall have five (5) years from the date of initial election or appointment to establish beneficial ownership of at least $100,000 in aggregate fair market value of Citizens & Northern Corporation common stock and ten (10) years from the date of initial election or appointment to establish beneficial ownership of at least $200,000 in aggregate fair market value of Citizens & Northern Corporation common stock. Each independent director who is newly elected or appointed after April 17, 2012 shall maintain such minimum stock ownership throughout his or her term as a director.

Further, the chief executive officer (CEO) and each executive vice president (EVP) of Citizens & Northern Corporation or Citizens & Northern Bank are subject to stock ownership requirements. These stock ownership requirements apply whether or not these individuals also serve as a director. The CEO and EVPs shall be the beneficial owner of Citizens & Northern Corporation common stock having an aggregate fair market value, determined annually by reference to the average of the high and low sales price of the stock on June 30 of each year, equal to the following:

•	CEO - .75 times the previous year’s annual cash compensation, defined as base salary plus cash incentive award opportunity at the target level of performance

•	EVPs - .50 times the previous year’s annual cash compensation, defined as base salary plus cash incentive award opportunity at the target level of performance

The incumbent CEO and each EVP shall have five (5) years from the date of adoption of this policy by the Board of Directors, or until April 17, 2017, to satisfy this minimum stock ownership objective. The incumbent CEO and each EVP shall maintain such minimum stock ownership throughout his or her term as an executive officer. Each newly hired or promoted CEO or EVP shall have five (5) years from the date of initial election or appointment to satisfy this minimum stock ownership objective.

Notwithstanding the foregoing stock ownership requirements, the Board of Directors, in the exercise of its reasonable discretion, may approve exceptions to the stock ownership requirements, on a case by case basis, to account for unusual volatility in the trading price of the common stock on or about the annual valuation date of the stock on June 30 of each year.

Application of Criteria to Existing Directors

The renomination of existing directors should not be viewed as automatic, but should be based on continuing qualification under the criteria and stock ownership requirement set forth above. In addition, the Governance and Nominating Committee shall consider the existing directors' performance on the Board and any committee.